UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 18, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statement and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1 Underwriting Agreement, dated December 18, 2007
EX-5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

Item 1.01 Entry Into a Material Definitive Agreement.
On December 18, 2007, Nuance Communications, Inc. (the “Company”) and certain selling stockholders entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman Sachs & Co., as representatives of the several underwriters identified therein (collectively, the “Underwriters”), for the sale by the Company of 6,773,000 shares of its common stock, par value $0.001 per share (“Common Stock”), and for the sale by the selling stockholders of an aggregate of 227,000 shares of Common Stock (collectively, the “Shares”). The Shares were sold to the public at a price of $17.50 per share, and the underwriting discount was $0.678125 per share. The Company granted the Underwriters a 30-day option to purchase an additional 1,050,000 shares of its common stock, which the Underwriters exercised in full on December 20, 2007. The offering closed on December 21, 2007.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the selling stockholders. It also provides for customary indemnification by each of the Company, the selling stockholders and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.
The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-147715) initially filed with the Securities and Exchange Commission (the “Commission”) on November 29, 2007, the prospectus included therein, a preliminary prospectus supplement relating to the Shares dated December 12, 2007, a free writing prospectus dated December 18, 2007 and a final prospectus supplement relating to the Shares dated December 18, 2007.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.
Item 8.01 Other Events.
On December 21, 2007, the Company closed its public offering of Common Stock. The Company issued 7,823,000 shares of Common Stock in the offering. Gross proceeds to the Company were approximately $136.9 million and net proceeds, after underwriting commissions and other offering expenses, were approximately $130.5 million.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated December 18, 2007.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: December 21, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 18, 2007.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above).